Exhibit 10.1

FG Holdings Quebec Inc. (formerly Strong/MDI Screen Systems, Inc.)

1440 Raoul-Charette

Joliette, Québec J6E 8S7

Attention : Mr. Mark Roberson,

Amendment #2 to the Credit Agreement
dated January 13th, 2023 (including all previous amendments thereto, the “Agreement”
between Canadian Imperial Bank of Commerce (“CIBC”) and FG Holdings Quebec Inc. (formerly Strong/MDI Screen
Systems, Inc.) (the “Borrower”)

Amendments. The Agreement is amended as follows:

Demand Operating Credit:

●    Credit Limit: $1,400,000 (decreased from $3,400,000)

●    Description and Rate: Remove

○    Canadian dollar B/As. CIBC’s stamping fee for B/As will be calculated at 2.50% per annum.

The following is removed:

Business Credit Card Facility

●    Credit Limit: $75,000

●    Purpose: Purchase and payment of goods and services

●    Repayment: On demand in accordance with the CIBC Business Credit Card Agreement (Business Liability)

●    Documentation: CIBC Business Credit Card Agreement (Business Liability)

●    Conditions: N/A

Reporting Requirements

●    Within 120 days after the end of each fiscal year, the notice to reader unconsolidated financial statements of the Borrower for such year, prepared in accordance with GAAP.

Security

The following security is removed:

●    Moveable Hypothec for a principal amount of $10,000,000 creating in favor of CIBC a first ranking hypothec in all present and future undertaking and moveable property of the Borrower including receivables, inventory, incorporeal rights (including intellectual property), equipment and machinery.

The following is added:

●    Guarantee from Strong Global Entertainment Inc. with respect to all of the liabilities of the Borrower to CIBC.

Negative Covenants

The following is added:

●    The Borrower will have no outstanding amounts under the Demand Operating Credit for at least five (5) consecutive business days one time in each fiscal year.

All other terms and conditions remain unchanged.

Credit Agreement Amendment	Page 1 of 2

The parties confirm their express wish that this Letter and all documents related thereto be drawn up in English. Les parties confirment leur volonté expresse de voir le présent contrat et tous les documents s’y rattachant être rédigés en anglais.
Confirmation: As revised by this Amendment, the Agreement remains in full force.
For CIBC:
By:/s/ Christopher Lo Manno	By: /s/ Costa Trikoulis
Name: Christopher Lo Manno	Name: Costa Trikoulis
Title: Authorized Signatory	Title: Authorized Signatory
For FG Holdings Québec Inc. (formerly Strong/MDI Screen Systems Inc.):
By: /s/ Mark D. Roberson	By:/s/ Todd Major
Name: Mark D. Roberson	Name: Todd Major
Title: President	Title: Authorized Signatory

The guarantor declares that they have received a copy of this Agreement and agree to be liable pursuant to its terms and conditions

Address:	Strong Global Entertainment Inc.
Suite 2300, Bentall 5
550 Burrard Street,	By:	/s/ Mark D. Roberson
Vancouver, British Columbia,	Name:	Mark D. Roberson
V6C 2B5	Title:	Chief Executive Officer

Signed this _19__ day of _January__, 2024__.

Credit Agreement Amendment	Page 2 of 2